EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement No. 33-9262; Registration Statement No. 33-29085; Registration Statement No. 33-41459; Registration Statement No. 33- 48502 and Registration Statement No. 33-54435 on Form S-8 of our report dated February 5, 1996, with respect to the supplemental consolidated financial statements of St. Jude Medical, Inc. included in this Report on Form 8-K dated as of December 6, 1996.



/s/ERNST & YOUNG LLP

Minneapolis, Minnesota
December 5, 1996